EXHIBIT 23.1
CONSENT OF
FARBER & HASS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Advanced Photonix, Inc.
1240 Avenida Acaso
Camarillo, Calif. 93012
We consent to the incorporation by reference in the Registration Statement on Form S-3 filed with Securities and Exchange Commission on September 30, 2005, of our report dated May 27, 2005, with respect to the consolidated financial statements of Advanced Photonix, Inc. included in its Annual Report Form 10-K, for the year ended March 27, 2005, filed with the Securities and Exchange Commission on June
24, 2005. We further consent to being named as experts in accounting and auditing in said Registration Statement.
/s/ FARBER & HASS, LLP
Camarillo, California
September 30, 2005